Exhibit 10(s)

                        SHORT-TERM ANNUAL INCENTIVE PLAN


      1.    EFFECTIVE DATE AND PURPOSE OF PLAN.

     The effective date of this Short-Term Annual Incentive Plan ("Plan") shall be the 1st day of January, 1998. The purpose of the Plan is to attract and keep in the employ of the Company and its Subsidiaries persons of experience and ability by providing additional incentive to those who contribute significantly to the successful and profitable operation of the business and affairs of the Company and its Subsidiaries. To that end, the Plan provides an opportunity for these employees to participate in the successful results of such operations through awards, granted on a merit basis. 2. DEFINITIONS. Unless the context otherwise specifically requires, the following words as used herein shall have the following meanings: "BASE SALARY" shall mean the annual compensation paid to a Participant by the Company during a calendar year, including any compensation reduction under a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code, under a flexible benefit program under Section 125 of the Internal Revenue Code, or under the Black Hills Corporation Nonqualified Deferred Compensation Plan, but not including any amounts paid to the Participant as overtime, bonus, commission or incentive compensation, nor reimbursements and expense allowances, fringe benefits, moving expenses, nonqualified deferred compensation, or welfare benefits.

      "BOARD" means the Board of Directors of the Company.

      "CHANGE IN CONTROL" shall mean any of the following events:

     (1) An acquisition (other than directly from the Company) of any common stock of the Company (the "Common Stock") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the
          Securities Exchange Act of 1934, as amended (the "Exchange Act"), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the Common Stock of the Company; provided, however, in determining whether a Change in Control has occurred, Common Stock which is acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or
          (B) any corporation or other Person of which a majority of its voting power or its voting equity securities ("Voting Securities") or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

     (2) The individuals who, as of January 1, 1997 are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent
          Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

      (3) Approval by shareholders of the Company of:

          (a) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

               (i) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization.

               (ii) the  individuals  who were  members of the  Incumbent  Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

               (iii)no Person other than (i) the Company,  (ii) any  Subsidiary,
                    (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities), has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities.

          (b)  A complete liquidation or dissolution of the Company; or

          (c) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person other than (x) a transfer to a Subsidiary or (y) a sale or transfer of a Subsidiary by the Company except if such sale or transfer would be a sale or other disposition of all or substantially all of the assets of the Company.

     (4) Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock as a result of the acquisition of Common Stock by the Company which, by reducing the number of shares of Common Stock then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Common Stock by the Company, and after such stock acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Common Stock which increases the percentage of the then outstanding Common Stock Beneficially Owned by the Subject Person, then a Change in Control shall occur; and (ii) a Change in Control shall not be deemed to occur unless and until all regulatory approvals required to effect a Change in Control of the Company have been obtained.

  "COMMITTEE"  shall  mean  the  Compensation   Committee  of  the  Board  which
   isappointed to manage and administer the Plan in accordance with the provisions of Section 4 below.

  "COMPANY" shall mean Black Hills Corporation, a South Dakota corporation with principal offices in the state of South Dakota.

  "EMPLOYEE" shall mean any person who is in the regular full-time employment of the Company or a Subsidiary, as determined by the personnel rules and practices of the Company or a Subsidiary. The term does not include persons who are retained by the Company or a Subsidiary solely as consultants.

  "EMPLOYER" shall mean the Company and any Subsidiary that duly adopts the Plan.

  "INCENTIVE AWARD" shall mean the incentive compensation to be awarded to a Participant as determined under Section 5 below.

  "PARTICIPANTS" shall mean those eligible employees elected to participate in the Plan under Section 3 below.

  "PLAN" means this Short-Term Annual Incentive Plan.

  "PLAN YEAR" shall mean the Plan's accounting year of 12 months beginning on January 1 and ending on the following December 31.

  "SUBSIDIARY" shall mean any business organization in which Company, directly or indirectly, owns a majority of its voting power or voting equity securities or equity interest and which the Board designates as a Subsidiary for purposes of this Plan.

      3.    ELIGIBILITY AND PARTICIPANTS.

     Employees eligible to participate in this Plan shall be the officers of the Company. From the employees eligible to participate in this Plan, the Committee shall annually choose those who shall actually participate for that year ("Participants"). In choosing the Participants, the Committee shall consider the positions and responsibilities of the Participants, their accomplishments during the year, the value of such accomplishments to the Company and its Subsidiaries, and such other factors as the Committee deems pertinent.

      4.    ADMINISTRATION OF THE PLAN.

     (a) The Plan shall be administered by the Committee.

     (b) The Committee shall have power to interpret the Plan and, subject to its provisions, to prescribe, amend and rescind rules and regulations and make all other determinations necessary or desirable for the Plan's administration.

     (c) The decision of the Committee on any question concerning or involved in the interpretation or administration of the Plan shall be final and conclusive and nothing in this Plan shall be deemed to give any Participant, their legal representatives or assigns any right to participate in the Plan or to any incentive compensation except to such extent, if any, as the Committee may have determined or approved pursuant to the provisions of this Plan.

      5.    TARGET INCENTIVE AWARD AND PERFORMANCE MEASURES.

     Participants will be assigned a target incentive award determined as a percent of a Participant's Base Salary. In determining the target incentive award for each Participant, the Committee shall consider the positions and responsibilities of the Participants, their accomplishments during the year, the value of such accomplishments to the Company and its Subsidiaries, and such other factors as the Committee deems pertinent. Each Participant shall have the opportunity to earn various percentages of the target incentive award. The percentage of the target incentive award to be earned by each Participant shall be determined by the application of objective performance measurements determined by the Committee, such as earnings per share of Company stock. The application of the Participant's target incentive award to actual performance results creates the actual award for each Participant ("Incentive Award"). Attached hereto as Attachment 1 is the target incentive award and performance measures to be used for the 1998 Plan Year. The Committee shall determine target incentive awards and performance measures for each Plan Year in similar form, which shall be consecutively numbered and attached to the Plan.

      6.    PAYMENT OF INCENTIVE AWARD.

     (a) The Incentive Award shall be paid to the Participants in the form of 50 percent cash and 50 percent common stock of the Company. Stock utilized for any Incentive Award may be (1) shares reacquired by the Company and held in its treasury; (2) shares purchased on the open market; or (3) shares acquired through the optional cash payment feature of the Company's dividend reinvestment plan, to be specified by the Directors upon grant of the Incentive Award. The value of stock to be included in any Incentive Award shall be determined by reference to the closing price of such stock on the New York Stock Exchange on the last trading day on which such shares were traded preceding the date the Incentive Awards are made.

     (b) There shall be deducted from all payments of Incentive Awards any taxes required to be withheld by the federal or any state or local government and paid over to such government for the account of such Participant. In the case of payments made in shares of Company stock, the Company shall have the right to retain and sell, without notice, sufficient numbers of such shares to pay the amount of any taxes. After payment of such taxes, the remaining balance shall be paid over the Participant. In lieu thereof, the Company may permit a Participant receiving a payment in shares to pay or reimburse the Company for any taxes required to be paid over by it in respect of this payment upon such terms and conditions as the Committee may prescribe.

      7.    POWERS OF BOARD OF DIRECTORS.

     The Board of Directors may suspend or terminate this Plan, in whole or in part, at any time, or may, from time to time, amend the Plan in such respects as the Board may deem advisable, provided that no such amendment shall withdraw the administration and interpretation of the Plan from the Committee.

      8.    ASSIGNABILITY.

     No right to receive payments under this Plan shall be subject to voluntary or involuntary alienation, assignment or transfer.

      9.    NO EMPLOYMENT CONTRACT.

     Neither the action taken by the Company in establishing the Plan or any action taken by it or by the Committee under the provisions hereof or any provision of the Plan shall be construed as giving to any Participant the right to be retained in the employment of the Company.

      10.   RIGHT TO INCENTIVE AWARD.

     Notwithstanding anything contained herein, no Participant shall have any right to receive any Incentive Award until the Committee determines the amount of the Incentive Award, which determination is to be made in January of each Plan Year based on the application of the target incentives and performance measures to the preceding year and no Participant shall be considered to have earned any portion of any Incentive Award until determination by the Committee. The Committee reserves the right in its sole discretion to not grant any Incentive Award whether or not any Participant has met target incentive and performance measures; provided, that in the event of a Change in Control, a Participant's Incentive Award shall be determined as of the date of the Change in Control and shall be paid 30 days after the day of the Change in Control.

      11.   GOVERNING LAW.

     This agreement shall be governed by and construed in accordance with the laws of the state of South Dakota.

      12.   NO TAX QUALIFIED OR ERISA PLAN

     This is not intended to be a tax qualified plan nor a plan for the purposes of ERISA. Dated the date and year first above written.

                                BLACK HILLS CORPORATION


                                By___________________________________
                                Its